UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI FFFarmington Hills, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01    Entry into a Material Agreement.

On February 16, 2010, Eternal Image, Inc. (the “Company”) entered into a binding letter of understanding (the “LOU”) with Matthews International Corporation (“Matthews”). Matthews’ acceptance was delivered to the Company on February 17, 2010. The LOU grants to Matthews the exclusive right to design, manufacture, and distribute certain caskets, urns, and monuments for the Company’s Vatican Observatory™ line; and urns for Eternal Image’s Star Trek line™ (“Branded Products”). Matthews is a designer, manufacturer and marketer of memorialization products and brand solutions whose securities are traded on the NASDAQ stock market under the symbol “MATW”.

The LOU is binding on the parties, but contemplates them entering into a more definitive contract in the future. It has an extendable initial term of two years, and the mechanics of its arrangement are that Matthews will initially manufacture and sell to the Company the Branded Products and repurchase them (on a quarterly basis) for sale and distribution (throughout the United States, Canada and Puerto Rico) through Matthews’ network of associated funeral homes and cemeteries. The specific number of product units that Matthews will manufacture and sell to the Company during a contract year is as follows:

a.

250 Star Trek Urns (which Product and design have been previously approved);

b.

720 Vatican Observatory Urns;

c.

200 Vatican Observatory bronze memorial pieces; and

d.

2,000 Vatican Observatory caskets.

The specific number of products that Matthews will repurchase from the Company during a contract year per quarter is:

a.

62 Star Trek Urns (plus an additional 2 units in the fourth quarter);

b.

180 Vatican Observatory Urns;

c.

50 Vatican Observatory bronze memorial pieces; and

d.

500 Vatican Observatory caskets.

The pricing for Products sold pursuant to the LOU shall be negotiated in good faith by and between the parties at such time as they are respectively designed and approved.

The executed Letter of Understanding is attached hereto as exhibits 10.1 and incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS and EXHIBITS

ITEM 9.01(d)    EXHIBITS

Exhibit Number	Description
10.1	Letter of Understanding between Eternal Image, Inc. and Matthews International Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: February 25, 2010	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman